EXHIBIT 99.2



                        CARNEGIE BANCORP

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
          Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints the Board of Directors of CARNEGIE BANCORP ("Carnegie") or any survivor thereof to vote all of the shares of Carnegie standing in the undersigned's name at the Annual Meeting of Shareholders of Carnegie, to be held at the main office of Carnegie Bank, N.A., 619 Alexander Road, Princeton, New Jersey 08540, on Thursday, June 25, 1998, at
4:00 p.m. local time, and at any adjournment or postponement thereof (the "Meeting"). The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR approval of the Agreement and Plan of Merger dated as of December 12, 1997 between Carnegie and Sovereign Bancorp, Inc. (the "Merger Agreement"), and the transactions contemplated thereby (such transactions collectively, the "Merger"). If no choice is specified and the Merger Agreement is not approved by the stockholders of Carnegie or the Merger is not otherwise consummated, this proxy will be voted FOR Management's Nominees to The Board of Directors.

     The Board of Directors recommends a vote FOR approval of the Merger Agreement. The Board of Directors recommends a vote FOR Management's Nominees to the Board of Directors in the event that the Merger Agreement is not approved by the stockholders of Carnegie or the Merger is not otherwise consummated.

     1. Proposal to adopt the Merger Agreement dated as of December 12, 1997 between the Company and Sovereign
          Bancorp, Inc.

          /__/ For       /__/ Against        /__/ Abstain

     2. Election of the following nine (9) nominees to serve as directors of the Company: Theodore H. Dolci,
          Michael E. Golden, Thomas L. Gray, Jr., Bruce A. Mahon,
          Joseph J. Oakes, III, James E. Quackenbush, Steven L.
          Shapiro, Mark A. Wolters and Shelly M. Zeiger.

          (To BE GIVEN EFFECT ONLY IF THE MERGER AGREEMENT IS NOT
          APPROVED BY THE STOCKHOLDERS OF CARNEGIE OR IF THE
          MERGER AS DEFINED THEREIN, IS NOT OTHERWISE
          CONSUMMATED)

          FOR ALL NOMINEES  /__/

          TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED
          NOMINEES, PRINT THE NOMINEE'S NAME ON THE LINE BELOW:
          __________________________________________________

          WITHHOLD AUTHORITY FOR ALL NOMINEES  /__/

     3. In their discretion, such other business as may properly come before the meeting.

Dated:__________, 1998   ________________________________________
                         Signature

                         ________________________________________
                         Signature

                         (Please sign exactly as your name
                         appears.  When signing as an executor,
                         administrator, guardian, trustee or
                         attorney, please give your title as
                         such.  If signer is a corporation,
                         please sign the full corporate name and
                         then an authorized officer should sign
                         his name and print his name and title
                         below his signature. If the shares are
                         held in joint name, all joint owners
                         should sign.)

                              PLEASE DATE, SIGN AND RETURN THIS
                              PROXY IN THE ENCLOSED RETURN
                              ENVELOPE.